BRIDGE LOAN AND CONTROL SHARE PLEDGE AND SECURITY AGREEMENT

      THIS BRIDGE LOAN AND CONTROL SHARE PLEDGE AND SECURITY AGREEMENT (this "Agreement") is made this 1st day of September, 2005, by and among GRAN TIERRA ENERGY INC., an Alberta corporation ("Borrower"), and GOLDSTRIKE, INC., a Nevada corporation ("Lender").

                              W I T N E S S E T H:

      WHEREAS, Lender and Borrower have agreed upon the terms and conditions of a merger (the "Merger") and related transactions (collectively, the "Transactions"), as set forth in the Term Sheet attached hereto as Exhibit A (the "Term Sheet"); and

      WHEREAS, simultaneously herewith Lender has consummated a private placement offering (the "PPO") of units of its securities, which PPO was conducted pursuant to the exemption from registration provided by Rule 506 of Regulation D under the Securities Act of 1933, as amended (the "Securities Act") and/or Section 4(2) of the Securities Act;

      WHEREAS, to provide Borrower with sufficient working capital to enable Borrower to acquire certain Argentine oil and gas working interests (the "Argentine Acquisition") while Lender and Borrower prepare the documentation necessary and appropriate to consummate the Transactions and obtain all necessary approvals from stockholders and third parties, Lender has agreed to utilize the proceeds of the PPO to provide Borrower with a temporary loan;

      WHEREAS, in order to secure the Borrower's obligations under such loan including, but not limited to, the Borrower's obligations under the Note and Security Agreement (hereinafter referenced), each dated as of even date herewith, the Borrower has agreed to issue and pledge to the Lender 13,114,285 shares of its common stock (the "Borrower Control Shares") which will constitute 51% of the outstanding capital stock of Borrower, on a fully-diluted basis;

      NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Borrower and the Lenders, intending to be legally bound, agree as follows:

                                ARTICLE I - LOAN

      1.1. Loan. Lender agrees, on the terms and conditions of this Agreement, to make loans to Borrower in an amount up to the entire proceeds of the PPO (the "Commitment"), subject to the further terms hereof. Upon the execution and delivery of this Agreement, the Lender shall loan to Borrower the amount of Seven Million Dollars ($7,000,000), together with such adjustments for closing and other expenses relating to the Argentine Acquisition as the parties may mutually agree (the "Initial Amount"). The balance of the Commitment may be drawn down by Borrower, in its discretion, upon compliance with the conditions set forth in Exhibit B. The Initial Amount, together will all other amounts borrowed hereunder, is sometimes hereinafter referred to as the "Loan".

      1.2. The Note. Borrower has authorized the issuance of a promissory note (the "Note") made in favor of Lender by Borrower, which shall be in the form set forth in Exhibit B attached hereto. The Loan shall bear interest at the rate of nine percent (9%) per annum on the full amount of the Commitment, regardless of the actual amount borrowed by Borrower, and shall be due and payable to the order of Lender 120 days after the date hereof (the "Due Date"); provided, however, that from and after an Event of Default, as defined in Article VI hereof, such interest rate shall increase to fifteen percent (15%) per annum.

      1.3. Payments. Borrower will begin making consecutive monthly interest only payments on the Loan of accrued interest commencing thirty (30) days the date hereof and continuing through the Due Date, at which time Borrower shall repay the unpaid principal amount of the Loan, together with accrued and unpaid interest; provided, that upon the closing of the Merger, all amounts outstanding under the Loan shall be forgiven, and the Note shall be deemed repaid in full.

                              ARTICLE II - SECURITY

      As collateral security for Borrower's obligations hereunder and under the Note, Borrower and each of Borrower's Subsidiaries will grant and pledge a security interest in all of its respective assets to Lender, upon the terms and conditions of a Security Agreement in the form set forth in Exhibit C attached hereto, which is being executed and delivered simultaneously herewith. As an additional inducement to Lender to make the Loan hereunder, the Borrower will pledge the Borrower Control Shares, as provided for below. All certificates representing Borrower's equity ownership of its Subsidiaries, together with all certificates representing the Borrower Control Shares, shall be deposited into escrow pursuant to the Pledge and Escrow Agreement (the "Escrow Agreement") being executed simultaneously herewith

      For purposes of this Agreement, a "Subsidiary" means any corporation, partnership, joint venture or other entity in which Borrower has, directly or indirectly, an equity interest representing 50% or more of the capital stock thereof or other equity interests therein.

                      ARTICLE III - BORROWER CONTROL SHARES

      3.1 Rights Relating to Borrower Control Shares. Prior to the occurrence of an Event of Default (as defined herein) and the expiration of the applicable Cure Period, (i) the Lender shall have no right to vote the Borrower Control Shares at any meeting of the Borrower's stockholders, and (ii) the Lender shall have no right to assign or transfer the Borrower Control Shares. Upon the occurrence of such an Event of Default and the continuance thereof following the expiration of the applicable Cure Period, the Lender shall be entitled (X) to vote the Borrower Control Shares, and (Y) to assign or transfer such Borrower Control Shares, and to enjoy all other rights and privileges incident to the ownership of the Borrower Control Shares. Lender shall credit against the amounts owed on the Loan, any dividends or distributions received with respect to the Borrower Control Shares, and any proceeds received from the sale or disposition of the Borrower Control Shares.

      3.2 Release of Pledged Shares from Pledge and Borrower Control Shares from Escrow. Upon the payment of all amounts due to the Lender under the Loan Documents by repayment in accordance with the terms of the Note, the parties hereto shall notify the Escrow Agent to such effect in writing. Upon receipt of such written notice, the Escrow Agent shall return to the party designated in the notice the Transfer Documents and the certificates representing the Borrower Control Shares. Notwithstanding anything to the contrary contained herein, upon full payment of all amounts due to the Lender under the Loan Documents, by repayment in accordance with the terms of the Note, this Agreement and Lender's security interest and rights in and to the Borrower Control Shares shall terminate.


             ARTICLE IV - REPRESENTATIONS AND WARRANTIES OF BORROWER

      Borrower represents and warrants as follows:

      4.1. Organization. Borrower is a corporation duly existing under the laws of its jurisdiction of incorporation and qualified and licensed to do business in any jurisdiction in which the conduct of its business or its ownership of property requires that it be so qualified, except where the failure to be so qualified would not have a material adverse effect on the business, operations, condition (financial or otherwise), property or prospects of Borrower or any Subsidiary, or the ability of Borrower or any Subsidiary to carry out their respective obligations under the Loan Documents (as defined in Section 4.2 below) (a "Company Material Adverse Effect").

      4.2. Authorization. All corporate action on the part of Borrower and its Subsidiaries and their respective officers, directors and stockholders necessary for the authorization, execution, delivery and performance of all obligations of Borrower and each such Subsidiary under this Agreement, the Note, the Security Agreement, the Escrow Agreement and all other documents necessary or desirable in connection with the Loan (collectively, the "Loan Documents") to which any of them may be a party have been taken. This Agreement, the Notes, and the Security Agreement, when executed and delivered by Borrower and each such Subsidiary, shall constitute legal, valid and binding obligations of Borrower and each such Subsidiary, enforceable against Borrower and each such Subsidiary in accordance with their terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, moratorium or similar laws affecting creditors' rights and the enforcement of debtors' obligations generally and by general principles of equity, regardless of whether enforcement is pursuant to a proceeding in equity or at law.

      4.3. Absence of Conflicts. The execution, delivery and performance of this Agreement is not in conflict with nor does it constitute a breach of any provision contained in Borrower's organizational documents, nor will it constitute an event of default under any material agreement to which Borrower is a party or by which Borrower is bound.

      4.4. Consents and Approvals. Borrower has obtained all consents, approvals and authorizations of, made all declarations or filings with, and given all notices to, all governmental authorities and agencies that are necessary for the continued operation of Borrower's business as currently conducted, or are required by law.

      4.5. Capitalization. The authorized and outstanding share capital of Borrower is described on Schedule 4.5 attached hereto. Except as set forth on
Schedule 4.5 or as contemplated by the Transactions, there are no subscriptions, convertible securities, options, warrants or other rights (contingent or otherwise) currently outstanding to purchase any of the authorized but unissued capital stock of Borrower. Except as set forth in Schedule 4.5 or as contemplated by the Transactions, Borrower has no obligation to issue shares of its capital stock, or subscriptions, convertible securities, options, warrants, or other rights (contingent or otherwise) to purchase any shares of its capital stock or to distribute to holders of any of its equity securities, any evidence of indebtedness or asset. No shares of Borrower capital stock are subject to a right of withdrawal or a right of rescission under any applicable securities law. Except as set forth in Schedule 4.5, there are no outstanding or authorized stock appreciation, phantom stock or similar rights with respect to the Borrower. To the Knowledge of the Borrower, except as described in Schedule 4.5 or otherwise contemplated by this Agreement, there are no agreements to which the Borrower is a party or by which it is bound with respect to the voting (including without limitation voting trusts or proxies), registration under any applicable securities laws, or sale or transfer (including without limitation agreements relating to pre-emptive rights, rights of first refusal, co-sale rights or "drag-along" rights) of any securities of the Borrower. To the Knowledge of the Borrower, there are no agreements among other parties, to which the Borrower is not a party and by which it is not bound, with respect to the voting (including without limitation voting trusts or proxies) or sale or transfer (including without limitation agreements relating to rights of first refusal, co-sale rights or "drag-along" rights) of any securities of the Borrower.

      4.6. Litigation. Except as disclosed on Schedule 4.6, there are no actions, suits, claims, investigations, arbitrations or other legal or administrative proceedings, to the Knowledge of Borrower, threatened against Borrower at law or in equity, and to Borrower's Knowledge, there is no basis for any of the foregoing. Except as disclosed on Schedule 4.6, there are no unsatisfied judgments, penalties or awards against or affecting Borrower or its businesses, properties or assets. Except as disclosed on Schedule 4.6, Borrower is not in default, and no event has occurred which with the passage of time or giving of notice or both would constitute a default by Borrower with respect to any order, writ, injunction or decree known to or served upon Borrower of any court or of any foreign, federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign. Except as disclosed on Schedule 4.6, there is no action or suit by Borrower pending or threatened against others. Except as disclosed on Schedule 4.6, Borrower has complied with all laws, rules, regulations and orders applicable to its current business, operations, properties, assets, products and services the violation of which would have a material adverse effect. There is no existing law, rule, regulation or order, and Borrower has no Knowledge of any proposed law, rule, regulation or order, whether foreign, federal or state, that would prohibit or materially restrict Borrower from, or otherwise materially adversely affect Borrower in, conducting its businesses in any jurisdiction in which it is now conducting business.

      As defined in this Agreement, "Knowledge" of Borrower means the actual knowledge by a director or officer of Borrower of a particular fact or circumstance or such knowledge as may reasonably be imputed to such person as a result of his actual knowledge of other facts or circumstances as well as any other knowledge which such person would have possessed had they made reasonable inquiry of appropriate employees and agents of Borrower with respect to the matter in question.

      4.7. Absence of Certain Events. To the Borrower's Knowledge, there is no existing condition, event or series of events which reasonably would be expected to have a Company Material Adverse Effect.

      4.8 Title to Property and Assets. Borrower does not own any real property. Except as set forth on Schedule 4.8, Borrower has good and marketable title to all of its personal property and assets free and clear of any material restriction, mortgage, deed of trust, pledge, lien, security interest or other charge, claim or encumbrance which would have a material adverse effect. Except as set forth on Schedule 4.8, with respect to properties and assets it leases, Borrower is in material compliance with such leases and holds a valid leasehold interest free of any liens, claims or encumbrances which would have a material adverse effect.

      4.9. Governmental Permits. Borrower (including its Subsidiaries) holds all licenses, franchises, permits and other governmental authorizations which are required for the conduct of any aspect of Borrower's (including its Subsidiaries') business, as presently conducted and as presently contemplated to be conducted, including, but not limited to, all such business operations contemplated by, or incident to, the Transactions and the Argentine Acquisition. All such licenses, franchises, permits and other governmental authorizations are valid and current, and Borrower has not received any notice that any governmental authority intends to cancel, terminate or not renew any such license, franchise, permit or other governmental authorization. Borrower has conducted and is conducting its business in compliance with the requirements, standards, criteria and conditions set forth in such licenses, franchises, permits and other governmental authorizations, and all laws and regulations applicable thereto, and is not in violation of any of the foregoing. The consummation of the transactions contemplated hereunder will not alter or impair or require changes to any such license, franchise, permit or other governmental authorization.

      4.10 Borrower Control Shares. The Borrower Control Shares have been duly and validly authorized for issuance and pledge pursuant to this Agreement and, when issued and delivered as provided hereunder, will be duly authorized, validly issued, fully paid and non-assessable and free and clear of all Liens imposed by the Borrower or any other person other than restrictions on transfer provided for in the Loan Documents. As used in this Agreement "Lien" means a lien, charge, security interest, right of first refusal, preemptive right, mortgage, pledge, title retention device, or other encumbrance or restriction.

                        ARTICLE V - COVENANTS OF BORROWER

      So long as the Note is outstanding, Borrower agrees that, unless Lender shall give its prior consent in writing, which consent shall not be unreasonably withheld:

      5.1. Ordinary Course. Borrower shall carry on its business in the ordinary course substantially as conducted heretofore, and shall not engage in any transaction outside of the ordinary course of business.

      5.2. Maintain Properties. Borrower shall maintain its properties and facilities in good working order and condition, reasonable wear and tear excepted.

      5.3. Performance under Agreements. Borrower shall perform all of its obligations under agreements relating to or affecting its assets, properties or rights.

      5.5. Cooperation with Lender. Borrower shall cooperate with Lender and shall use its reasonable best efforts to complete and sign the merger agreement (the "Merger Agreement") contemplated by the Merger and shall use its reasonable best efforts to consummate the Transactions contemplated thereby.

      5.5. Financial Statements. Borrower shall provide to Lender prior to the Due Date any such audited or unaudited financial statements as may be required under applicable U.S. Securities Exchange Commission ("SEC") regulations for inclusion of such statements in Lender's SEC and other regulatory filings upon and following the Closing of the Merger.

      5.6. Maintenance of Business Organization. Borrower shall maintain and preserve its business organization intact and use its best efforts to retain its present key employees and relationships with suppliers, customers and others having business relationships with Borrower.

      5.7. Compliance with Permits. Borrower shall maintain compliance with all permits, laws, rules and regulations, consent orders and all other orders of applicable courts, regulatory agencies, and similar governmental authorities.

      5.8. Leases. Borrower shall maintain its present leases in accordance with their respective terms, and shall not enter into new or amended lease instruments.

      5.9. Payments. Except with respect to fees due to attorneys, accountants, and investment bankers relating to the Transactions, including with respect to the Loan, Borrower shall not make any payment, or incur any obligation to make any payment in the ordinary course of business in excess of $25,000 without the prior written consent of the Lender.

      5.10. Loan Documents. Borrower shall comply in all respects with the terms of the Security Agreement and all other Loan Documents.

      5.11. Indebtedness. Except as contemplated by the Argentine Acquisition, Borrower shall not incur any indebtedness other than: (i) trade debt incurred in the ordinary course of business, (ii) purchase money obligations in the ordinary course of business up to $25,000, or (iii) taxes and assessments not delinquent or actively being contested in good faith by Borrower and for which Borrower has adequate reserves

      5.12. Liens. Borrower shall not permit to exist against any of its assets any Lien except for (i) Permitted Liens (as defined in the Security Agreement),
(ii) taxes and assessments not delinquent or actively being contested in good faith by Borrower and for which Borrower has adequate reserves, or (iii) deposits or pledges for goods or services made in the ordinary course of business.

      5.13. Mergers. Except as contemplated by the Transactions, Borrower shall not merge or consolidate with or into any other corporation, or sell, assign, lease or otherwise dispose of or voluntarily part with the control (whether in one transaction or in a series of related transactions) of assets (whether now owned or hereafter acquired) having a fair market value of more than $25,000 at the time(s) of transfer, or sell, assign or otherwise dispose of (whether in one transaction or in a series of transactions) any of its accounts receivable (whether now in existence or hereafter created) at a discount or with recourse, to any person, except sales or other dispositions of assets in the ordinary course of business.

      5.15. Issuance of Capital Stock. Except as contemplated by the Transactions, Borrower shall not issue, or agree or commit to issue, any shares of capital stock, or to issue or grant any option, warrant, security or other rights (contingent or otherwise) to purchase or acquire shares of its capital stock, or any bond, debenture or other instrument or obligation which has the power to vote in respect to the corporate affairs and management of Borrower. The foregoing restriction shall not be construed to limit Borrower's ability to issue or agree to issue shares of its capital stock, or to issue or grant any option, warrant, security or other rights (contingent or otherwise) to purchase or acquire shares of its capital stock, or any bond, debenture or other instrument or obligation to the extent such sale or issuance is necessary to enable Borrower, with Lender's consent not to be unreasonably withheld or delayed, to cure an Event of Default under Article VI.

      5.15. Charter Documents. Borrower shall not make any amendment to its Certificate of Incorporation or its By-Laws.

      Within three (3) business days following Borrower's request for a waiver of any provision of this Article V, the Lenders shall provide Borrower with their response to such request.

                       ARTICLE VI - DEFAULTS AND REMEDIES

      6.1. An "Event of Default" occurs if:

            (a) Borrower defaults in the payment of any principal or interest of the Note when the same shall become due, either by the terms thereof or otherwise as herein provided; or

            (b) Borrower defaults in the performance or observance of any other agreement, term or condition contained in the Note or the other Loan Documents; or

            (c) Borrower shall default in the payment of any principal of, or premium, if any, or interest on, any other indebtedness in excess of $25,000 or obligation with respect to borrowed money after expiration of any grace or cure period or shall default in the performance of any material term of any instrument evidencing such Indebtedness or of any mortgage, indenture or agreement relating thereto after expiration of any grace or cure period, and the effect of such default is to cause or to permit the holder or holders of such obligation to cause, such Indebtedness or obligation to become due and payable prior to its stated maturity; or

            (d) The Merger shall not have closed by the Due Date; or

            (e) Borrower pursuant to or within the meaning of any Bankruptcy
Law:

                  (i) commences a voluntary case,

                  (ii) consents to the entry of an order for relief against it in an involuntary case,

                  (iii) consents to the appointment of a Custodian of it or for all or substantially all of its property,

                  (iv) makes a general assignment for the benefit of its creditors, or

                  (v) is the debtor in an involuntary case which is not dismissed within thirty (30) days of the commencement thereof, or

            (f) A court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

                  (i) provides for relief against Borrower in an involuntary case,

                  (ii) appoints a Custodian of Borrower for all or substantially all of its property, or

                  (iii) orders the liquidation of Borrower,

            (g) A final judgment for the payment of money in an amount in excess of $25,000 shall be rendered against Borrower (other than any judgment as to which a reputable insurance company shall have accepted full liability in writing) and shall remain undischarged for a period (during which execution shall not be effectively stayed) of 20 days after the date on which the right to appeal has expired;

            (h) Any representation or warranty made by Borrower in this Agreement, any other Loan Document or in any other document or instrument furnished in connection with the transactions contemplated hereby shall prove to be materially false or incorrect on the date as of which made; or

            (i) An event shall occur or there exist facts or circumstances which create or result in a Material Adverse Effect;

then upon the occurrence of any Event of Default described in paragraphs (e) or
(f), the unpaid principal amount of and accrued interest on the Note shall automatically become due and payable, without presentment, demand, protest or notice of any kind, all of which are hereby waived by Borrower.

      Upon the occurrence of any other Event of Default, Lender shall give Borrower written notice of default. Borrower shall have seventy five (75) days (the "Cure Period") after receipt of written notice of default from Lender to cure said default. Borrower may cure the default prior to the expiration of the Cure Period by (i) making payment in full to Lender of the entire principal amount outstanding under the Note and all accrued interest thereon, together with all other sums due thereunder and hereunder and (ii) Lender shall cause the Escrow Agent to release the Borrower Control Shares to Borrower. During the Cure Period Lender may not exercise the rights and remedies granted to it with respect to the Collateral under the Loan Documents.

      Notwithstanding the foregoing, if an Event of Default is cured prior to the end of the Cure Period (including, but not limited to, an Event of Default pursuant to Section 6.1(d) above), Borrower shall use its best efforts to ensure that the Merger and the Transactions are consummated.

      If the Event of Default is not cured by the end of the Cure Period, then in addition to any other rights, powers and remedies permitted by law or in equity, the Lender may, at its option, by notice in writing to Borrower, declare the Note to be, and the Notes shall thereupon be and become, immediately due and payable, together with interest accrued thereon and all other sums due hereunder, without presentment, demand, protest or other notice of any kind, all of which are waived by Borrower.

      Upon the continuance of any Event of Default after the expiration of the applicable Cure Period, the holder of the Note may proceed to protect and enforce its rights by an action at law, suit in equity or other appropriate proceeding, whether for the specific performance of any agreement contained herein or in the Note held by it, for an injunction against a violation of any of the terms hereof or thereof, or for the pursuit of any other remedy which it may have by virtue of this Agreement, the Security Agreement or pursuant to applicable law. Borrower shall pay to the holder of the Notes upon demand the reasonable costs and expenses of collection and of any other actions referred to in this Article, including without limitation reasonable attorneys' fees, expenses and disbursements.

      No course of dealing and no delay on the part of the holder of the Note in exercising any of its rights shall operate as a waiver thereof or otherwise prejudice the rights of such holders, nor shall any single or partial exercise of any right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy hereunder. No right, power or remedy conferred hereby or by the Note on the holder thereof shall be exclusive of any other right, power or remedy referred to herein or therein or now or hereafter available at law, in equity, by statute or otherwise.

      6.2. For purposes of this Article, the following definitions shall apply:

      "Bankruptcy Law" means Title 11, U.S. Code or any similar federal or state law for the relief of debtors, or equivalent law of a non-U.S. jurisdiction.

      "Custodian" means any receiver, trustee, assignee, liquidator or similar official under any Bankruptcy Law.

                              ARTICLE VII - NOTICES

      All notices, requests and demands shall be given to or made upon the respective parties hereto in writing, such address as may be designated by it in a written notice to the other party. All notices, requests, consents and demands hereunder shall be effective when duly deposited in the mails (by overnight delivery by a nationally-recognized overnight courier service or by United States or Canadian registered or certified mail, postage prepaid, return receipt requested) with a copy via facsimile. Unless the parties designate otherwise, notices should be addressed as follows:

If to Borrower:

         Gran Tierra Energy Inc.
         Tenth Floor, 10 - 8th Avenue S.W.
         Calgary, Alberta, Canada T2P 1G5
         Attn: Dana Coffield, President and Chief Executive Officer
         Facsimile: (403)537-7440

with a copy to:

         McGuireWoods LLP
         1345 Avenue of the Americas
         New York, NY 10105
         Attn: Louis W. Zehil, Esq.
         Facsimile: (212) 548-2175

If to Lender:

         Goldstrike Inc.
         1055 West Hastings Street, Suite 1980
         Vancouver, B.C. Canada V6E 2E9
         Attn: Dr. Ken Cai
         Facsimile: (604) 688-8030

with a copy to:

         Gottbetter & Partners, LLP
         488 Madison Avenue, 12th Floor
         New York, NY 10022
         Attn: Adam S. Gottbetter, Esq.
         Facsimile: (212) 400-6901

                          ARTICLE VIII - MISCELLANEOUS

      8.1. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to conflicts of laws principles thereof.

      8.2. Amendment. This Agreement may be amended, modified or terminated only by an instrument in writing signed by all parties.

      8.3. No Assignment. Neither this Agreement nor any right or obligation provided for herein may be assigned by any party without the prior written consent of the other parties.

      8.4. Successors. The terms and provisions of this Agreement shall be binding upon and inure to the benefit of, and be enforceable by, the respective successors and assigns of the parties hereto.

      8.5. Counterparts. The Agreement may be executed in any number of counterparts, with the same effect as if all parties had signed the same document. All such counterparts shall be deemed an original, shall be construed together and shall constitute one and the same instrument. This Agreement may be executed by facsimile signature.

      8.6. Construction. The language used in this Agreement shall be deemed to be the language chosen by the parties to express their mutual intent, and no rule of strict construction shall be applied against any party.

      8.8. Counterparts. The section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

      8.8. Severability. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction. If the final judgment of a court of competent jurisdiction declares that any term or provision hereof is invalid or unenforceable, the parties agree that the court making the determination of invalidity or unenforceability shall have the power to limit the term or provision, to delete specific words or phrases, or to replace any invalid or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Agreement shall be enforceable as so modified.

      IN WITNESS WHEREOF, the parties hereto have caused this Bridge Loan Agreement to be duly executed as of the day and year first above written.

                                            BORROWER:

                                            GRAN TIERRA ENERGY INC.


                                            By:
                                               --------------------------------
                                               Name:
                                               Title


                                            LENDER:

                                            GOLDSTRIKE INC.


                                            By:
                                               --------------------------------
                                               Name:
                                               Title

                                    EXHIBIT A

                                  [Term Sheet]

                                    EXHIBIT B

                             Conditions to Draw Down

      Borrower shall provide to Lender notice of its intention to draw down funds, setting forth the amount to be drawn down and the date of funding (which date shall be at least five (5) days following the date of receipt by the Lender of the notice). The Lender agrees to advance such sums in accordance with Borrower's notices, provided that at the time of each request, Borrower has provided assurances acceptable to the Lender that there exists no Event of Default under this Agreement or the other Loan Documents.

                                    EXHIBIT C

                              [Security Agreement]